Exhibit 10.4

SURFACE LEASE AND ASSIGNMENT OF MINING LEASE

BY AND AMONG

SPENCER W. LYMAN and CAROLYN MOTHERWAY LYMAN,

LYMAN RESOURCES IN ALASKA, INC.,
an Alaska corporation

AND

DONLIN GOLD LLC,
a Delaware limited liability company

Dated and Effective

as of

May 9, 2012

TABLE OF CONTENTS

Page

1. Definitions	2
2. Lease of the Lyman Lands and Assignment of the Lyman Leasehold	2
2.1 Lease of the Lyman Lands	2
2.2 Assignment of the Lyman Leasehold	2
3. Suspension of the Lyman Placer Lease	2
4. Lease Term	2
4.1 Primary Term	2
4.2 Secondary Term	2
5. Rent	3
5.1 Primary Term	3
5.2 Secondary Term	3
5.3 Gold Value Adjustment of Rent Payments	3
5.4 Guaranty	3
6. Additional Payments to the Lymans	3
6.1 Relocation Compensation	3
6.2 Transport of Equipment and Other Personal Property	3
7. Maintenance of the Lymans’ Title Generally	4
7.1 Real Property Taxes	4
7.2 No Liens Upon or Affecting the Lymans’ Rights	4
8. Conditions	4
8.1 Calista Consent	4
8.2 The Lymans to Vacate the Real Property	5

 -i-

9. No Duty To Maintain or Replace Improvements or Fixtures	5
10. Dominance of Donlin Lode Lease	5
11. Representations and Warranties	6
11.1 Representations and Warranties of the Lymans	6
11.2 Representations and Warranties of Donlin	8
12. Title Defects; Defense of Title	8
12.1 Title Defects	8
12.2 Defense of Title	8
13. Operations	8
13.1 Generally	8
13.2 Compliance With Laws	8
13.3 Governmental Approvals	8
14. Annual Visits	9
15. Indemnification	9
15.1 Indemnification of the Lymans by Donlin	9
15.2 Indemnification of Donlin by the Lymans	9
16. Insurance	10
17. Discharge of Obligations by Donlin	10
18. Voluntary Termination By Donlin	10
19. Lymans’ Remedies for Material Breach	10
20. Other Donlin Rights and Obligations	11
20.1 Reclamation and Reconveyance	11
20.2 Surrender of Possession	11
20.3 Government Regulatory Requirements	11
20.4 Suspension of Lyman Placer Lease	12

 -ii-

21. Transfers; Binding Effect	12
21.1 Generally	12
21.2 The Lymans’ Right to Re-Occupy	12
21.3 Notice of Transfer	12
21.4 Transfers of Less Than All of a Party’s Interest	12
21.5 No Release	12
21.6 Binding Effect	12
21.7 Non-Disturbance, Quiet Enjoyment	13
22. Eminent Domain	13
23. Confidentiality	13
23.1 Generally	13
23.2 Exceptions	13
24. Force Majeure	14
25. Recording Memorandum of Lease	14
26. Notices, Payments, and Delivery	14
26.1 Written Notices	14
26.2 Payments; Single Agent	14
26.3 Delivery	15
27. Arbitration; Mediation	16
27.1 All Disputes to be Resolved by Arbitration	16
27.2 Mediation	16
28. General Provisions	16
28.1 Entire Lease	16
28.2 Modification of Lease	16
28.3 Waiver	16

 -iii-

28.4 Remedies	17
28.5 Severability	17
28.6 Governing Law	17
28.7 Counterparts	17
28.8 Further Actions	17
28.9 Paragraph Headings	17
28.10 Interpretation	17
28.11 Survival	17

EXHIBITS

A	–	Definitions
B-1	–	Lyman Lands
B-2	–	Lyman Placer Lease
B-3	–	Calista Consent
C	–	Form of Guaranty
D	–	Environmental Matters
E	–	Form of Memorandum of Lease
F	–	Permits
G	–	Equipment List

 -iv-

SURFACE LEASE AND ASSIGNMENT OF MINING LEASE

THIS SURFACE LEASE AND ASSIGNMENT OF MINING LEASE (this “Lease”) is made and entered into effective as of May 9, 2012 (the “Effective Date”), by and among:

SPENCER W. LYMAN and CAROLYN MOTHERWAY LYMAN, each acting in his or her individual capacity and, where any property subject to this Lease is held by them. as tenants by the entirety, acting in their capacity as husband and wife, whose address is set forth below,

LYMAN RESOURCES IN ALASKA, INC., an Alaska corporation, the address of which is set forth below (Spencer W. Lyman, Carolyn Motherway Lyman, and Lyman Resources in Alaska, Inc. are collectively referred to herein as the “Lymans”), and

DONLIN GOLD LLC (“Donlin”), a Delaware limited liability company, owned 50/50 by Barrick Gold U.S. Inc. (“Barrick”) and Nova Gold Resources Alaska, Inc., (“Nova”) the address of which is set forth below

(each of the Lymans and Donlin, individually, a “Party”, and collectively, the “Parties”).

RECITALS

The Lymans own (1) the Lyman Lands (as hereinafter defined and described in Exhibit A and Exhibit B-1) and (2) the Lyman Leasehold (as hereinafter defined and described in Exhibit A and Exhibit B-2);

The Lymans desire to lease exclusively to Donlin, and Donlin desires to lease exclusively from the Lymans, the Lyman Lands for the purposes stated herein according to the terms and conditions of this Lease; and

The Lymans desire to assign exclusively to Donlin, and Donlin desires to assume exclusively from the Lymans, all right, title and interest in and to the Lyman Leasehold for the purposes stated herein, including suspension of the Lyman Placer Lease during the Lease Term and as otherwise described herein, according to the terms and conditions of this Lease.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

1.             Definitions.

Each term listed in Exhibit A shall have the meaning ascribed to it in Exhibit A, attached hereto and made a part hereof.

2.             Lease of the Lyman Lands and Assignment of the Lyman Leasehold.

2.1          Lease of the Lyman Lands. Subject to the provisions contained in this Lease, the Lymans hereby grant and lease exclusively to Donlin, the Lyman Lands for the purposes of exploring for, developing, working, mining, milling, beneficiating, concentrating, extracting, leaching, treating, smelting, refining, storing, removing, transporting, and selling or otherwise disposing of any and all Minerals situated in the Area of Interest, or such other purposes as Donlin may determine from time to time, to have and to hold, for the Lease Term.

2.2          Assignment of the Lyman Leasehold. Subject to the provisions contained in this Lease, and effective commencing on the Departure Date, the Lymans hereby absolutely and unconditionally assign and grant to Donlin, its successors and assigns, and Donlin hereby absolutely and unconditionally assumes from the Lymans, all of the Lymans’ right, title and interest in and to the Lyman Leasehold, to have and to hold, for the period commencing on the Departure Date and continuing for the duration of the remainder of the Lease Term and until completion of Donlin’s obligations under Sections 20.1 and 20.2.

3.             Suspension of the Lyman Placer Lease.

The Lymans and Donlin agree, with the consent of Calista as described in Section 8.1, and as further described in Section 20.4, to the suspension in its entirety of the Lyman Placer Lease commencing on the Departure Date and continuing for the duration of the remainder of the Lease Term and completion of Donlin’s obligations in Sections 20.1 and 20.2.

4.             Lease Term.

4.1          Primary Term. The primary term of this Lease shall begin on the Effective Date and continue and be for twenty (20) years following the Rent Commencement Date (the “Primary Term”).

4.2          Secondary Term. The secondary term of this Lease shall be for so long as Donlin Operations are being conducted in the Area of Interest following the Primary Term (the “Secondary Term”), unless this Lease is sooner terminated in accordance with Sections 18 or 22, whereupon the Secondary Term shall end upon such termination. The Primary Term together with the Secondary Term shall be referred to herein as the “Lease Term.”

5.             Rent.

5.1          Primary Term.

(a)	For the Primary Term, the rent shall be a total of [***] due and payable in annual installments of [***] as incremented by the Cost Adjustment Factor, beginning within five (5) days of Donlin’s receipt of notice that the Lymans have vacated and terminated their noncommercial occupancy of the Real Property pursuant to Section 8.2 (the “Rent Commencement Date”), and thereafter, on or before each anniversary of the Rent Commencement Date.

(b)	In the event that a material breach of this Lease by Donlin occurs after opportunity and failure to cure as described in Section 19, at the election of the Lymans by written notice to Donlin, the entire outstanding balance of rent otherwise due and payable during the Primary Term ([***] less installments already paid, as adjusted by the CPI) shall become due and payable within twenty (20) days of receipt by Donlin of such written notice.

5.2          Secondary Term. For the Secondary Term, the rent shall be [***] per year as incremented by the Cost Adjustment Factor, due and payable in annual installments on or before each anniversary of the Rent Commencement Date.

5.3          Gold Value Adjustment of Rent Payments. Notwithstanding the foregoing, following the commencement of Donlin shipping commercial quantities of valuable minerals from the Area of Interest, the rent due every year thereafter during the Lease Term shall be the greater of [***] per year as incremented by the Cost Adjustment Factor or the value of [***] (“Gold Value”), due and payable on or before each anniversary of the Rent Commencement Date.

5.4          Guaranty. As additional security for the faithful performance by Donlin of all rent payments required pursuant to this Section 5, Barrick and Nova (each, a “Guarantor”, and collectively, the “Guarantors”) have each executed and delivered to the Lymans a guaranty (the “Guaranty”) in the form attached hereto as Exhibit C.

6.             Additional Payments to the Lymans.

6.1          Relocation Compensation. As additional consideration for the Lymans to enter into this Lease, Donlin shall pay the Lymans a one-time sum of [***] upon execution of this Lease by the Parties on the Effective Date, as full compensation for relocation of the business and reparations for all costs incurred as the result of such relocation and the Donlin purchase of the Lyman family home structure located on the Lyman Lands.

6.2          Transport of Equipment and Other Personal Property. Prior to the Departure Date, Donlin shall facilitate the transporting for airlift of such equipment and materials as the Lymans may reasonably direct, including providing such reasonable assistance as may be necessary to transport such equipment and material to the airstrip or airstrips maintained by Donlin for loading onto such aircraft as may be engaged by the Lymans consistent with the purposes of this Section 6.2, all in accordance with such standards and rules as Donlin would otherwise impose on the transport of equipment and materials for its own use. The Parties agree that the equipment listed in Exhibit G attached hereto shall remain upon the Real Property and not require any transport facilitation by Donlin. No later than thirty (30) days prior to the Departure Date, the Lymans shall leave such equipment at one or more locations upon the Real Property and in a condition reasonably acceptable to Donlin. Upon Donlin’s written acceptance of such equipment, the Lymans shall transfer title to and possession of such equipment to Donlin free and clear of all Liens of any kind whatsoever, without further consideration from Donlin beyond the sum paid by Donlin pursuant to Section 6.1.

7.             Maintenance of the Lymans’ Title Generally.

7.1          Real Property Taxes. During the Lease Term commencing with the Departure Date and continuing until Donlin delivers a quitclaim deed reconveyance and reassignment of the Lyman Leasehold in accordance with the Calista Consent to the Lymans pursuant to Section 20.1, Donlin shall pay all real property taxes and assessments levied upon the Real Property by the State of Alaska or any other Governmental Authority (“Real Property Taxes”). The Parties shall prorate any Real Property Taxes for any tax year in which this Section 7 is in effect for only a portion of such tax year. Donlin shall have the right to contest in good faith the validity or the amount of any such Real Property Taxes and may withhold payment so long as such withholding does not disrupt title to any interest in the Real Property.

7.2          No Liens Upon or Affecting the Lymans’ Rights. Donlin (a) shall be solely responsible for payment of all labor performed upon or materials furnished to the Real Property at the request of Donlin, (b) shall keep the Real Property free and clear of any and all liens arising out of or resulting from Donlin Operations, including but not limited to, the performance of labor or the furnishing of materials to the Real Property, except those liens arising by operation of law for which payment is not yet due, and (c) shall post and record notices of nonresponsibility in the name of and for the benefit of the Lymans pursuant to AS 34.35.065 and AS 34.35.150 and any other similar applicable laws. Any Party may contest the validity of any such lien that may be filed.

8.             Conditions.

8.1          Calista Consent. The Parties have obtained the consent of Calista in a form reasonably satisfactory to both parties (the “Calista Consent”) to (1) assign the Lyman Leasehold to Donlin, pursuant to Section XII of the Lyman Placer Lease, (2) suspend the Lyman Placer Lease in its entirety, except certain Donlin minimum annual payment requirements specified in the Calista Consent, the assignment and suspension each commencing with the Departure Date and continuing for the duration of the remainder of the Lease Term and completion of Donlin’s obligations under Sections 20.1 and 20.2; and 3) reassign the Lyman Leasehold from Donlin to the Lymans under Section 20.1. The Calista Consent is attached hereto as Exhibit B-3.

8.2          The Lymans to Vacate the Real Property. The Lymans shall vacate the Real Property at a time of their choosing (the “Departure Date”), but no later than three (3) years after the Effective Date (the “Departure Deadline”). Notwithstanding the foregoing, nothing contained herein shall be deemed to require the Lymans to terminate their noncommercial occupancy of the homestead located on the Lyman Lands prior to July 15, 2016 unless such occupancy conflicts with Donlin’s construction activities, operations or safety guidelines or applicable regulatory requirements. During the period between the Departure Date and the Rent Commencement Date, the Lymans shall be deemed uncompensated caretakers of the Real Property, which shall not be construed to create any employer-employee or other relationship between any of the Lymans and Donlin other than lessor-lessee. Prior to the Departure Date, the Lymans shall complete reclamation of the Real Property and resolve any liabilities related to occupancy and activities occurring on the Real Property, except for Donlin Operations under this Lease; provided, however, reclamation required under this provision shall be limited to the minimum amount required by law and then only to the extent that it cannot be waived under applicable law based on Donlin anticipated activities on the Real Property. Following the Lymans’ completion of their reclamation obligations under this Section 8.2, the Parties shall execute a waiver and release agreement in a form reasonably acceptable to the Parties. The Lymans’ occupancy and activities between the Effective Date and the Rent Commencement Date, and their uncompensated caretaker status between the Departure Date and Rent Commencement Date, shall be non-exclusive to Donlin Operations under this Lease.

9.             No Duty To Maintain or Replace Improvements or Fixtures.

Donlin shall have no duty to the Lymans to maintain or replace during the Lease Term any buildings, outbuildings, roads, airstrips, dams, impoundments, ditches, and other improvements of a permanent nature or fixtures or personal property situated upon the Real Property on the Departure Date. Following the Departure Date for the Lyman Leasehold, and following the termination of the Lymans’ noncommercial occupancy for the Lyman Lands, Donlin may alter or destroy any such improvements, fixtures or personal property as Donlin determines in its sole discretion to be necessary or appropriate for its operations or occupancy. Donlin shall not otherwise be required to maintain structures or property that remain on the Real Property, or to otherwise maintain or reclaim the Real Property beyond that described in Section 20, and no statutory or common law concepts of waste shall apply to Donlin’s obligations under this Lease, beyond statutory reclamation requirements. The rent payments described in Section 5 shall be deemed to be full payment to the Lymans for any damages which may be caused to the Real Property by Donlin Operations under this Lease.

10.           Dominance of Donlin Lode Lease.

The rights, titles, and interests now or hereafter granted to Donlin under the Donlin Lode Lease shall be the dominant interest respecting the Real Property.

11.           Representations and Warranties.

11.1          Representations and Warranties of the Lymans. Each of the Lymans severally represents and warrants to Donlin and its successors and assigns on the Effective Date (unless a representation or warranty speaks as of a different date) as follows:

(a)	Organizational Status; Power and Authority. Lyman Resources in Alaska, Inc. is a corporation duly organized, validly existing, and in good standing under the laws of the State of Alaska. Each of the Lymans has all the requisite power and authority to carry on their business as it is now being conducted and to own or lease and operate their properties as, and in the places where, such business now is conducted and where such properties now are owned or leased and operated. Each of the Lymans has all the requisite power and authority to execute and deliver this Lease. Each of the Lymans has all the requisite power and authority to perform their obligations under this Lease. The execution, delivery and performance of this Lease have been duly authorized by all necessary action on the part of the Board of Directors of Lyman Resources in Alaska, Inc. and its shareholders.

(b)	Duly Executed. This Lease has been duly executed and delivered on behalf of each of the Lymans.

(c)	No Breach, Etc. The execution, delivery and performance of this Lease by the Lymans does not and will not result in any conflict with or breach or violation of or default under the articles of incorporation or bylaws of Lyman Resources in Alaska, Inc. or any agreement or document to which any of the Lymans is a party.

(d)	Litigation. No action, suit, proceeding, or governmental investigation is pending or, to Lymans’ knowledge, threatened against any of the Lymans which (1) challenges or may challenge the validity of this Lease, (2) seeks to enjoin or otherwise restrain the transactions contemplated herein, or (3) is reasonably likely to have a material adverse effect upon this Lease or the value of any of the Real Property. No order, judgment, injunction or decree of any Governmental Authority is outstanding against the Lymans or the Real Property that, individually or in the aggregate, would have any effect referred to in the foregoing clauses (1), (2), or (3).

(e)	Title to Assets. Except as set forth below in this Section 11.1(e) ,

(1)	title to the Lyman Lands is vested in Spencer W. Lyman and Carolyn Motherway Lyman free and clear of any liens, encumbrances, or other interests of third parties except as disclosed in the interim conveyance or patent by which TKC acquired said surface estate from the United States;

(2)	title to the Lyman Leasehold is vested in Lyman Resources in Alaska, Inc. free and clear of any liens, encumbrances, or other interests of third parties except as disclosed in the Lyman Placer Lease or the interim conveyances or patents by which (i) TKC acquired the surface estate in and to the Real Property from the United States or (ii) Calista acquired the subsurface estate in, to, and under the Real Property from the United States;

(3)	to the extent required, if at all, by Section XIV of the Lyman Placer Lease, the Lymans or Calista have obtained the consent of TKC to surface access; and

(4)	the Real Property is otherwise in good standing.

(f)	Inclusiveness of Grant. The Real Property constitutes the entirety of the real property rights, titles, and interests of the Lymans within the Area of Interest as of the Effective Date. The grant, lease and assignment made by the Lymans to Donlin in this Lease encompasses all of the real property or interests therein (including but not limited to appurtenant access rights, water rights, or other assignable Permits); all of the buildings, outbuildings, roads, airstrips, dams, impoundments, ditches, and other improvements of a permanent nature and fixtures that are situated upon the Real Property. In the event that the Lymans do as of the Effective Date own any additional real property right, title, and interest within the Area of Interest which is not included in the Real Property, the Lymans agree to amend this Lease to include such right, title, and interest in the grant, lease and assignment to Donlin hereunder. In addition, insofar as the Lymans do not own any such rights and thus have not made an effective grant of said rights to Donlin hereunder but Donlin now owns or hereafter acquires such rights from one or more other persons, the Lymans hereby consent to the exercise of such rights by Donlin as if said rights had been granted hereunder.

(g)	Certain Operational and Regulatory Matters. To the Lymans’ knowledge, (i) the Lymans’ use and occupancy of the Real Property (including but not limited to the conduct of placer mining operations on the Real Property under the Lyman Placer Lease) has been undertaken and conducted in compliance with the provisions of the Permits and applicable Legal Requirements, and (ii) as of the Effective Date the information set forth in Exhibit D attached hereto accurately describes (A) the current status of the Permits and all Environmental Matters, (B) any abatement, reclamation, remediation, removal, or restoration remaining to be performed in connection with any matters described in Exhibit D, (C) all bonds required to be posted or replaced after the Effective Date under the Permits or in connection with the Environmental Matters, and (D) any assessments, audits, investigations, or proceedings commenced by the Lymans or others prior to the Effective Date relating to any matters described in Exhibit D.

11.2          Representations and Warranties of Donlin. Donlin represents and warrants to the Lymans on the Effective Date (unless a representation and warranty speaks as of a different date) as follows:

(a)	Organizational Status; Power and Authority. Donlin is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware and is registered to transact business in, and is otherwise in good standing under the laws of, the State of Alaska. Donlin has all the requisite power and authority to execute and deliver this Lease. Donlin has all the requisite power and authority to perform its obligations under this Lease. The execution, delivery, and performance of this Lease by Donlin have been duly authorized by all necessary action on the part of Donlin, its board, and its members.

(b)	Duly Executed. This Lease has been duly executed and delivered on behalf of Donlin.

12.           Title Defects; Defense of Title.

12.1          Title Defects. Following the Effective Date, if title to any of the Real Property is inconsistent with the representations or warranties of the Lymans set forth in Section 11.1, Donlin may take any and all actions reasonably appropriate to cure any such defect, and all reasonable costs and expenses incurred by Donlin in so doing shall be set off against any amounts owed to the Lymans by Donlin under this Lease. The Lymans shall assist Donlin, to the extent necessary, in curing any such defect.

12.2          Defense of Title. The Lymans agree to (a) defend title to the Real Property as represented and warranted in Section 11.1 against any and all defects or claimed defects by any third party, (b) promptly notify Donlin of the nature and existence of any such defect or claimed defect, and (c) take any and all actions reasonably requested by Donlin in defense of title to the Real Property as represented and warranted in Section 11.1.

13.           Operations.

13.1          Generally. All Operations upon the Real Property shall be subject to and within the sole judgment and discretion of Donlin, subject only to Section 13.2; provided, however, that Donlin shall exercise its judgment and discretion in good faith and shall conduct its Operations in a prudent miner-like manner in accordance with sound mining and engineering practices.

13.2          Compliance With Laws. Donlin shall comply with all applicable laws, rules, permits, approved plans of operations, approved reclamation plans, and orders of Governmental Authorities pertaining to its Operations upon the Real Property; provided, however, that nothing herein shall prevent Donlin from disputing any of the foregoing or defending itself against any alleged violation of any of the foregoing, all without being in breach of its obligations under this Section 13.2.

13.3          Governmental Approvals. Donlin shall be solely responsible for obtaining any and all licenses, permits, approvals, and other authorizations required by any Governmental Authority which are applicable to its Operations in the Area of Interest. The Lymans in good faith shall give such consents to such Operations as may be required by a Governmental Authority before it will issue a license, permit, approval, or other authorization to Donlin. In addition, when reasonably requested to do so by Donlin, the Lymans shall support such Operations and otherwise assist Donlin in its efforts to obtain approval of such Operations. Donlin shall reimburse the Lymans for any reasonable pre-approved out-of-pocket costs incurred by the Lymans for such support or assistance.

14.           Annual Visits.

Once per calendar year during the Lease Term, the Lymans (including for purposes of this Section 14, the Lyman Descendants and their spouses) may enter upon the Real Property for family visits, following thirty (30) days’ written notice (and subject to the 7-day limit set forth below). For such visits, the Lymans shall (a) enter at the Lymans’ own risk, (b) comply with such workplace rules as Donlin establishes from time to time for visitors to the Area of Interest, and (c) not unreasonably interfere with the Operations of Donlin. Visits by the Lymans pursuant to this Section 14 shall not exceed seven (7) nights per year for six (6) people, unless otherwise agreed by Donlin. Overnight stays must be in employee housing or other housing provided by Donlin at a location of Donlin’s choosing. Donlin will not charge the Lymans for room or board for such visits, but the Lymans shall be responsible for their own transportation costs to and from the Real Property. The Lymans shall indemnify, defend, and hold harmless Donlin from and against any damage, loss, claim, demand, or liability arising out of or resulting in any way from the exercise of rights under this Section 14 by the Lymans.

15.           Indemnification.

15.1          Indemnification of the Lymans by Donlin. Except to the extent (if at all) prohibited by law, Donlin shall defend, indemnify, and save harmless the Lymans and all authorized representatives of any of them from and against any and all losses, damages, liabilities, expenses, claims, and demands of whatsoever character, direct or indirect, of third parties arising out of or in any way connected with lease of, operations, or conduct of activities on, in, under, or respecting the Real Property from and after the Effective Date, excepting only such expenses, claims, and demands arising out of or connected with the Lymans’ occupancy of the Real Property or Lymans’ conduct of activities from and after the Effective Date.

15.2          Indemnification of Donlin by the Lymans. Except to the extent (if at all) prohibited by law, the Lymans shall defend, indemnify, and save harmless Donlin and all its authorized representatives from and against any and all losses, damages, liabilities, expenses, claims, and demands of whatsoever character, direct or indirect, of third parties arising out of or in any way connected with the lease of, operations, or conduct of activities on, in, under, or respecting the Real Property prior to the Effective Date, and such expenses, claims, and demands arising out of or connected with the Lymans’ occupancy of the Real Property or the Lymans’ conduct of activities or status as uncompensated caretakers from and after the Effective Date.

16.           Insurance.

Donlin shall cause the Lymans to be named as additional insureds on all such policies of insurance as it chooses to maintain with respect to the Real Property and its Operations therein.

17.           Discharge of Obligations by Donlin.

If any of the Lymans fail to perform or discharge any of the obligations or liabilities on their part to be performed or discharged in accordance with the provisions of this Lease, Donlin may, at its election and in its reasonable discretion, perform or discharge any such obligation or liability on behalf of the Lymans. Donlin shall be entitled to enforce against the Lymans any such obligation or liability that Donlin performs or discharges pursuant to this Section 17, and the Lymans shall indemnify Donlin in connection with any such obligation or liability that Donlin performs or discharges. Any and all reasonable expenses incurred by Donlin in accordance with this Section 17 up to [***] shall be reimbursed to Donlin by the Lymans or, at Donlin’s option, may be set-off against any amounts owed to the Lymans by Donlin pursuant to this Lease. Donlin’s rights and the limit on the amount of reimbursement or setoff under this Section 17 shall not limit Donlin’s rights or remedies under Section 15 or other Sections of this Lease.

18.           Voluntary Termination By Donlin.

Following the Primary Term, Donlin shall have the right to terminate this Lease at any time upon the cessation of Donlin Operations upon the Real Property, excepting final reclamation or post-reclamation activities that Donlin determines are consistent with Donlin completing its obligations under Sections 20.1 and 20.2, including surrendering possession of the Real Property to the Lymans. Donlin shall exercise its right to terminate by giving written notice of termination to the Lymans. Such termination shall be effective on the date such notice is delivered to the Lymans or on such later date as may be set forth in the notice. Upon such termination, the Parties shall be relieved of all further rights, obligations, and liabilities under this Lease, except for (a) rights, obligations, and liabilities incurred or accrued prior to the effective date of termination, or (b) Donlin’s obligations under Sections 20.1 and 20.2 and any other rights, obligations and liabilities that survive the termination of this Lease as expressly set forth herein.

19.           Lymans’ Remedies for Material Breach.

Donlin’s failure to perform any material obligation according to the terms and provisions of this Lease shall, at the election of the Lymans, constitute a material breach of this Lease unless cured as hereinafter provided. The failure by Donlin to make the specified minimum annual payments to Calista to maintain the Lyman Leasehold prior to reassignment in accordance with the Calista Consent shall constitute a material breach of this Lease, unless cured as hereinafter provided and in accordance with requirements for cure in the Lyman Placer Lease. In the event of any such material breach and election by the Lymans, the Lymans shall first deliver to Donlin a written notice of its intention to declare a material breach of this Lease, specifying the particular material breach. Donlin shall then have either (a) in the case of payments of rent due under Section 5, twenty (20) days after delivery of such notice in which to make the required payment, or (b) in the case of all other material obligations, a reasonable time under the circumstances (which in any event shall not be less than thirty (30) days after delivery of such notice) in which to cure such specified breach in a diligent manner. If a specified material breach is not cured within the time required, the Lymans may at their election provide written notice to Donlin that the entire outstanding balance of the rent payments for the Primary Term is due and payable as provided in Section 5.1(b). If Donlin disputes that a material breach has occurred, it shall deliver to the Lymans written notice to that effect, and the time to cure any such material breach shall be tolled while the dispute is being resolved through arbitration or mediation as provided in Section 27. The Lymans’ remedies for material or other breach of this Lease under Section 27 or otherwise shall be limited to monetary damages and relief and shall not extend to termination of this Lease, eviction from or surrender of possession of any portion of the Real Property, or other specific performance by Donlin.

20.           Other Donlin Rights and Obligations.

20.1          Reclamation and Reconveyance. As soon as practicable (but not more than three (3) years) after the termination or expiration of this Lease in accordance with the provisions set forth herein, including (a) the voluntary termination of this Lease by Donlin pursuant to Section 18, or (b) the termination of this Lease pursuant to Section 22, Donlin (a) shall complete all reclamation upon the Real Property as is required by any applicable laws, rules, permits, approved plans of operations, approved reclamation plans, or orders of Governmental Authorities, and (b) shall execute, acknowledge, and deliver to the Lymans a quitclaim deed reciting that the foregoing obligations have been satisfied and conveying to the Lymans all of Donlin’s right, title, and interest in and to the Real Property, together with a reassignment of the Lyman Leasehold in accordance with the Calista Consent. Donlin shall cause such deed to be recorded in the Kuskokwim Recording District, State of Alaska, and Donlin shall pay any and all required recording fees relating thereto. Until the reclamation provided for herein is completed, Donlin shall continue to make annual rent installment payments to the Lymans in accordance with Section 5; Provided, Donlin shall not be obligated under any circumstance under this Section, Section 5 or other provision of this Lease to continue such annual rent payments for a total of more than three (3) annual installment payments following the date of termination or expiration of this Lease, in addition to any outstanding balance of rent due and payable during the Primary Term pursuant to Section 5 or Section 22.

20.2          Surrender of Possession. Upon completion of Donlin’s reclamation activities and reconveyance following the termination or expiration of this Lease described in Section 20.1, Donlin shall promptly surrender possession of the Real Property to the Lymans and the Lymans shall have the right in accordance with the Calista Consent to (a) re-occupy the Real Property, (b) terminate the suspension of the Lyman Placer Lease, and (c) reassume all lessee rights under the Lyman Placer Lease, subject to the Lymans reassuming all lessee obligations under the Lyman Placer Lease prospectively from the date that the suspension is terminated, and the consent required (if any) from Calista or TKC.

20.3          Government Regulatory Requirements. The Donlin’s reconveyance and surrender of possession obligations under this Section 20 shall be subject to any continuing need by Donlin to maintain possession or control of some or all of the Real Property to meet post-reclamation maintenance, monitoring or other government regulatory requirements.

20.4          Suspension of Lyman Placer Lease. Pursuant to Section 8.1 and Exhibit B-3, Calista has consented to the suspension in its entirety of the Lyman Placer Lease, excepting certain Donlin minimum annual payment requirements specified in Exhibit B-3, effective commencing with the Departure Date and continuing for the duration of the remainder of the Lease Term and completion of Donlin’s obligations in Sections 20.1 and 20.2, and has consented to the reassignment of the Lyman Leasehold as described in Section 20.1 and Exhibit B-3.

21.           Transfers; Binding Effect.

21.1          Generally. Subject to the provisions of this Section 21, the interests of any Party under this Lease may be sold, assigned, mortgaged, pledged, or otherwise transferred in whole or in part at any time and from time to time.

21.2          The Lymans’ Right to Re-Occupy. The Lymans’ right to re-occupy the Real Property and reassume placer mining rights and obligations as described in Section 20 may be transferred in advance of Donlin’s surrender of possession under Section 20.2 only to the Lyman Descendants, unless written consent to such transfer is first obtained from Donlin, which consent shall not be unreasonably withheld. Donlin shall in addition have a right of first refusal on any proposed transfer regarding the Lyman Leasehold rights and obligations to a party other than to the Lyman Descendants or Lyman Resources in Alaska, Inc., at the same price and other terms as the proposed transfer, exercisable by Donlin by providing written notice to the Lymans within thirty (30) days of receiving written notice of the proposed transfer and its terms.

21.3          Notice of Transfer. No transfer shall be binding upon the non-transferring Party unless written notice thereof describing the transfer and containing the name, address, telephone number, and facsimile number (if any) required for purposes of Section 26 is delivered by the transferring Party to the non-transferring Party.

21.4          Transfers of Less Than All of a Party’s Interest. In the event of a transfer by a Party of less than all of that Party’s interest, the transferring Party and its transferee shall act and be treated as one party. The Parties agree that in the event that payments due to the Lymans under this Lease are or become payable to two or more parties, those parties shall notify Donlin of the name and address of a single agent or trustee to whom Donlin shall make all payments due to the Lymans.

21.5          No Release. Unless otherwise agreed by the Parties in writing, the transferring Party shall not be released from any obligations or liabilities under this Lease.

21.6          Binding Effect. This Lease shall run with the lands and inure to the benefit of and bind the Parties hereto and their respective successors and assigns. This Lease is made for the benefit of the Parties hereto and not for the benefit of any third party.

21.7          Non-Disturbance, Quiet Enjoyment. Notwithstanding any transfer of the Lymans’ interest in this Lease, the Lyman Lands or the Lyman Leasehold, upon payment of the rent provided herein, and upon Donlin’s performance of all other terms, conditions and covenants contained herein, the Lymans covenant that Donlin shall peacefully and quietly have, hold and enjoy the Real Property during the Lease Term and completion of Donlin’s obligations under Sections 20.1 and 20.2, and Donlin’s right, title and interest in this Lease, the Lyman Lands and the Lyman Leasehold shall not be disturbed. The Lymans shall provide Donlin with non-disturbance agreements in the form and substance satisfactory to Donlin in its reasonable discretion in a form standard to the industry, from any party, present or future, with a superior position to this Lease, the Lyman Lands or the Lyman Leasehold. In addition, the Lymans shall provide the appropriate non-disturbance agreements to any assignee or sublessee of this Lease.

22.           Eminent Domain.

If, at any time during the Lease Term, all or any part of the Real Property that is material to Donlin Operations is taken pursuant to condemnation proceedings or by any right of eminent domain, this Lease shall terminate at Donlin’s discretion, upon Donlin delivering written notice to the Lymans of such termination. Upon such termination, all obligations for rent payments and other charges payable from Donlin to the Lymans that have not yet accrued as due and payable shall cease. Provided, in the event of such termination the entire outstanding balance of rent otherwise due and payable during the Primary Term pursuant to Section 5, if any, less any compensation paid to the Lymans for such taking, shall remain due and payable from Donlin to the Lymans. Provided further, this Section 22 shall be of no force or effect if Donlin requests or otherwise initiates or collaborates with the taking entity to effect such a taking.

23.           Confidentiality.

23.1          Generally. During the Lease Term and for two (2) years thereafter, the financial terms of this Lease and all other information obtained in connection with this Lease or the Real Property shall be held confidential by the Lymans and shall not be disclosed to third parties by the Lymans. The obligations imposed by this Section 23 shall be continuing notwithstanding the fact that a person may have transferred all of his, her, or its interest under this Lease and thus ceased to be a Party to this Lease.

23.2          Exceptions. Section 23.1 shall not apply to a disclosure

(a)	to an affiliate, attorney, accountant, banker, investment banker, institutional investor, consultant, employee, contractor, or subcontractor of a Party that has a bona fide need to be informed,

(b)	to any third party with whom a Party is conducting bona fide negotiations in connection with a sale, assignment, mortgage, pledge, or other transfer of an interest in the Real Property or of one or more shares in a Party or an affiliate of Party, or

(c)	to a governmental agency or to the public which a party believes in good faith is required by applicable law or the rules of any stock exchange.

Any disclosure made under Section 23.2(a) or 23.2(b), shall be a legitimate need to know basis and the third party receiving the confidential information shall first agree in writing to hold all such information confidential in accordance with this Section 23.

24.           Force Majeure.

Except for obligations to make payments when due hereunder and requirements to maintain the Lyman Leasehold in good standing in accordance with the Calista Consent, the obligations of a Party shall be suspended to the extent and for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control, including but not limited to the following: acts of God; laws, rules, orders, judgments, proclamations, instructions, or requests of any Governmental Authority; inability to obtain on reasonably acceptable terms any public or private license, permit, approval, or other authorization; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective, violation of federal, state, or local environmental standards; acts of war or conditions arising out of or attributable to war including acts of terrorism, whether declared or undeclared; riot, civil strife, insurrection, or rebellion; labor disputes (however arising and whether or not employee demands are reasonable or within the power of the party to grant); volcanic eruption, earthquake, sink hole, fire, storm, flood, drought, or other unusually adverse physical condition; delay or failure in performance by suppliers or transporters of materials, parts, supplies, machinery, equipment, utilities, or services or by contractors or subcontractors due to shortage of, or inability to obtain, labor, transportation, materials, parts, supplies, machinery, equipment, utilities, or services; accidents; breakdown of equipment, machinery, or facilities; or any other cause similar to the foregoing. The affected Party shall promptly give notice to the other Party of the suspension of performance, stating therein the nature of the suspension, the reasons therefore, and the expected duration thereof. The affected Party shall resume performance as soon as reasonably possible.

25.           Recording Memorandum of Lease.

On the Effective Date, the Parties shall execute and acknowledge a memorandum of lease in the form attached hereto as Exhibit E. Donlin shall cause such memorandum of lease to be recorded in the Kuskokwim Recording District, State of Alaska, and Donlin shall pay any and all required recording fees relating thereto. This Lease shall not be recorded.

26.           Notices, Payments, and Delivery.

26.1          Written Notices. All notices contemplated by this Lease shall be in writing.

26.2          Payments; Single Agent. All payments to the Lymans hereunder shall be paid by check payable to the order of Lyman Resources in Alaska, Inc. and delivered by mail as provided in Section 26.3 or by wire transfer made at the written direction of Lyman Resources in Alaska, Inc., unless otherwise specified in accordance with the terms of this Lease. Lyman Resources in Alaska, Inc. agrees to be responsible for the further distribution of such payments, as appropriate.

26.3          Delivery. Any notice, payment, or other document to be delivered pursuant to this Lease may be delivered by mail if mailed by United States Postal Service via certified mail, return receipt requested, postage prepaid; by Express Mail; by FedEx or other global courier service; or by facsimile transmission to the address of such Party set forth below.

If to the Lymans:

Spencer W. Lyman
[***]
[***]
e-mail:	[***]
Telephone No.:	[***]
Facsimile No.:	None

with a copy to:

J. P. Tangen
Attorney at Law (P.C.)
1600 A Street, Suite 310
Anchorage, AK 99501-5148
Telephone No.:	[***]
Facsimile No.:	[***]

If to Donlin:

Donlin Gold LLC
Attn: General Manager
4720 Business Park Blvd., Suite G25
Anchorage, AK 99503
Telephone No.:	[***]
Facsimile No.:	[***]

with copies to the following:

Barrick Gold U.S. Inc.
Attn: Regional Land Manager, North America
136 E. South Temple, Suite 1800
Salt Lake City, UT 84111
Telephone No.:	[***]
Facsimile No.:	[***]

and

NovaGold Resources Alaska, Inc.
c/o NovaGold Resources, Inc.
Attn: CEO
200 Granville Street, Suite 2300
Vancouver, BC V6C 1S4 Canada
Telephone No.:	[***]
Facsimile No.:	[***]

Any such notice or payment shall be effective upon the recipient’s day of receipt; provided, however, that if any mailed notice or payment is returned to the sender as being non-deliverable, said notice or payment shall be deemed effective upon such return to the sender. Any Party may, by notice so delivered, change its address for notice purposes hereunder.

27.           Arbitration; Mediation.

27.1          All Disputes to be Resolved by Arbitration. Except as provided in Section 27.2, any dispute, controversy, or claim arising out of or relating to this Lease or the breach, termination, or invalidity thereof among the Parties shall be settled by arbitration in accordance with the American Arbitration Association’s Commercial Arbitration Rules then in effect. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. § 1 et seq. (the “Act”), and the laws of the State of Alaska shall be applied by the arbitrators in resolving the substantive issues raised by such dispute, controversy or claim, but subject to the limitation on remedies described in Section 19. All proceedings in any such arbitration shall be held in Anchorage, Alaska, or at such other location as may be mutually agreed by the Parties. Judgment upon the award rendered by the arbitrators may be entered, and such judgment enforced, in any court having jurisdiction thereof. Any question respecting whether any dispute, controversy, or claim is subject to arbitration under this Section 27 shall be resolved by arbitration in the manner described in this Section 27.

27.2          Mediation. Nothing in this Section 27 shall prevent or foreclose the Parties from undertaking to resolve by mediation any dispute, controversy, or claim arising out of or relating to this Lease.

28.           General Provisions.

28.1          Entire Lease. This Lease constitutes the entire agreement and supersedes any and all other agreements, oral or written, among the Parties in respect of the subject matter of this Lease.

28.2          Modification of Lease. This Lease may be modified, amended, or supplemented in any manner and at any time only by a written instrument executed by the Lymans and Donlin.

28.3          Waiver. The failure of any Party to this Lease to insist upon the strict performance of any provision of this Lease or to exercise any right, power, or remedy consequent upon a breach thereof shall not constitute a waiver by said party of any such provision, breach, or subsequent breach of the same or any other provision.

28.4          Remedies. Except as otherwise provided in this Lease, the Parties hereto shall be entitled to any and all remedies provided by law.

28.5          Severability. If any provision of this Lease or any application thereof shall be invalid or unenforceable, (a) the Parties shall amend this Lease to make the invalid or unenforceable provision valid and enforceable and to reflect the intent of the original provision, and (b) the remainder of this Lease and any other application of such provision shall not be affected thereby.

28.6          Governing Law. This Lease shall be governed by and construed in accordance with the domestic laws of the State of Alaska without giving effect to any choice or conflict of law provision or rule (whether of the State of Alaska or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Alaska.

28.7          Counterparts. This Lease may be executed in multiple counterparts, all of which shall constitute one and the same instrument.

28.8          Further Actions. From time to time during the Lease Term, each Party shall execute and deliver such other documents and take such other actions as may reasonably be requested by the other Party in order to consummate or implement the transactions contemplated by this Lease.

28.9          Paragraph Headings. The descriptive paragraph headings in this Lease are for convenience and reference only, and the words contained therein shall not be used to expand, modify, or amplify the meaning of this Lease or to aid in the interpretation of this Lease.

28.10      Interpretation. As used in this Lease: (a) the words “hereof,” “herein,” and “hereunder” and derivative or similar words shall refer to this entire Lease and not to any particular provision of this Lease; (b) the term “Section” refers to the specified Section of this Lease; (c) the terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; and (d) the terms “dollars” and “$” shall mean United States dollars. No provision of this Lease will be interpreted in favor of, or against, any Party by reason of the extent to which any such Party or its counsel participated in the drafting of the provision or by reason of the extent to which any such provision is inconsistent with any prior draft. Nothing contained in this agreement shall be deemed or construed by the parties or any third party to create the relationship of principal or agent, partnership, joint venture, or any association between the Lymans and Donlin other than lessor-lessee as specifically described in this Lease.

28.11      Survival. The obligations of the Parties pursuant to the following Sections of this Lease shall survive the expiration or termination of this Lease: Sections 7, 15, 17, 19, 20, 21, 23, 27 and 28.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first hereinabove set forth.

The Lymans:	/s/ Spencer W. Lyman
SPENCER W. LYMAN

/s/ Carolyn Motherway Lyman
CAROLYN MOTHERWAY LYMAN

LYMAN RESOURCES IN ALASKA, INC.,
an Alaska corporation

By:	/s/ Spencer W. Lyman
Name:	Spencer W. Lyman
Title:	President

STATE OF ALASKA	)
) ss.
Fourth JUDICIAL DISTRICT	)

THIS IS TO CERTIFY that on the 9th day of May, 2012, before me, the undersigned Notary Public in and for the State of Alaska, duly commissioned and sworn, personally appeared SPENCER W. LYMAN, who executed the within and foregoing instrument, and he acknowledged before me that he signed said instrument as his free and voluntary act and deed, for the uses and purposes therein stated.

WITNESS my hand and official seal on the day, month and year in this certificate first above written.

/s/ Angie M. Grant
Notary Public in and for Alaska
My Commission Expires: 02/06/14 (SEAL)

STATE OF ALASKA	)
) ss.
Fourth JUDICIAL DISTRICT	)

THIS IS TO CERTIFY that on the 9th day of May, 2012, before me, the undersigned Notary Public in and for the State of Alaska, duly commissioned and sworn, personally appeared CAROLYN MOTHERWAY LYMAN, who executed the within and foregoing instrument, and he acknowledged before me that he signed said instrument as his free and voluntary act and deed, for the uses and purposes therein stated.

WITNESS my hand and official seal on the day, month and year in this certificate first above written.

/s/ Angie M. Grant
Notary Public in and for Alaska
My Commission Expires: 02/06/14 (SEAL)

STATE OF ALASKA	)
) ss.
Fourth JUDICIAL DISTRICT	)

The foregoing instrument was acknowledged before me this 9th day of May, 2012 by (name) Spencer W. Lyman , (title) President of LYMAN RESOURCES IN ALASKA, INC., an Alaska corporation, on behalf of the corporation.

WITNESS my hand and official seal on the day, month and year in this certificate first above written.

/s/ Angie M. Grant
Notary Public in and for Alaska
My Commission Expires: 02/06/14 (SEAL)

Donlin:	DONLIN GOLD LLC, a Delaware limited liability company

	By:	/s/ Stanley T. Foo
	Name:	Stanley T. Foo
	Title:	General Manager

STATE OF ALASKA	)
) ss.
FOURTH JUDICIAL DISTRICT	)

The foregoing instrument was acknowledged before me this 9th day of May, 2012 by (name) Stanley T. Foo , (title) General Manager of DONLIN GOLD LLC, a Delaware limited liability company, on behalf of the limited liability company.

WITNESS my hand and official seal on the day, month and year in this certificate first above written.

/s/ Angie M. Grant
Notary Public in and for Alaska
My Commission Expires: 02/06/14 (SEAL)

Exhibit A
Definitions

As used herein, the following terms have the following meanings:

“Affiliate” means, with respect to any Party, any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with said Party. For the purpose of this definition, “control,” when used with respect to any specified person, means the possession of the power to direct the management or policies of the specified person, directly or indirectly, whether through the ownership of voting securities, partnership interests, or limited liability company interests, by contract, or otherwise and “person” means an individual, corporation, limited liability company, partnership, joint venture, bank, trust, unincorporated organization, government or any department or agency thereof, or other entity of any kind.

“Area of Interest” means all lands in the Seward Meridian and within the following area:

T. 24N, R. 50W, Secs. 1-36
T. 24N, R. 49W, Secs. 1-36
T. 24N, R. 48W, Secs. 1-36
T. 24N, R. 47W, Secs. 1-36
T. 23N, R. 50W, Secs. 1-36
T. 23N, R. 49W, Secs. 1-36
T. 23N, R. 48W, Secs. 1-36
T. 23N, R. 47W, Secs. 1-36
T. 22N, R. 50W, Secs. 1-36
T. 22N, R. 49W, Secs. 1-36
T. 22N, R. 48W, Secs. 1-36
T. 22N, R. 47W, Secs. 1-36
T. 21N, R. 50W, Secs. 1-36
T. 21N, R. 49W, Secs. 1-36
T. 21N, R. 48W, Secs. 1-36
T. 21N, R. 47W, Secs. 1-36

“Barrick” has the meaning ascribed to it on page one of this Lease.

“Calista” means Calista Corporation, an Alaska Native regional corporation.

“Calista Consent” has the meaning ascribed to it in Section 8.1 of this Lease.

“Cost Adjustment Factor” shall mean the ratio of (i) the most recently published CPI to (ii) the CPI for the first half of 2011.

“CPI” means the Consumer Price Index for All Items and All Urban Consumers (CPI-U) for Anchorage, Alaska (1982-84=100) as reported semi-annually by the Bureau of Labor Statistics, U.S. Department of Labor. (Should this index be changed or cease to be published the following will apply: (a) If the subject index is changed so that the base year differs from that noted above, the subject index shall be converted in accordance with the conversion factor published by the publisher of that index; (b) if the subject index is discontinued or revised (other than as described in (a) above) during the Lease Term, the subject index shall be replaced with another similar index which will obtain substantially the same results as would be obtained if the subject index had not been discontinued or revised.)

“Departure Date” and “Departure Deadline” have the meaning ascribed to them in Section 8.2 of this Lease.

“Donlin” has the meaning ascribed to it on page one of this Lease and, with respect to Donlin Operations or operations as used in this Lease, shall include Operations or operations by Donlin, its contractors, agents, successors or assigns (excluding the Lymans).

“Donlin Lode Lease” means that certain Exploration and Lode Mining Lease dated May 1, 1995, between Calista and Placer Dome U.S. Inc., and restated on February 11, 2011, respecting and affecting the Real Property and certain additional lands within the Area of Interest, as heretofore or hereafter amended.

“Effective Date” has the meaning ascribed to it on page one of this Lease.

“Environmental Matters” means the matters described in Exhibit D.

“Gold Value” has the meaning ascribed to it in Section 5.3 of this Lease. For purposes of Section 5.3, Gold Value for each year to which Section 5.3 applies shall be the calculated value of [***] using the average London PM fix published gold price for the twelve (12) months preceding thirty (30) days prior to the anniversary of the Rent Commencement Date. If the subject London PM fix published gold price is discontinued during the Lease Term, the subject price shall be replaced with another similar published gold price which will obtain substantially the same results as would be obtained if the subject price had not been discontinued.

“Governmental Authority” means any federal, state, local or other government, or any governmental, regulatory, judicial or administrative agency, bureau, commission, court, tribunal, body or other authority, exercising or entitled to exercise any administrative, executive, legislative, judicial, police, regulatory or taxing authority or power, but does not include Calista, TKC, Donlin, the Lymans, any Affiliates of any thereof, or any of their respective successors-in-interest.

“Guarantor” and “Guarantors” have the meaning ascribed to them in Section 5.3 of this Lease.

“Guaranty” has the meaning ascribed to it in Section 5.3 of this Lease.

“Lease” has the meaning ascribed to it on page one of this Lease as the same may be amended or supplemented in writing by the Parties from time-to-time.

“Lease Term” has the meaning ascribed to it in Section 3 of this Lease.

“Lymans” has the meaning ascribed to it on page one of this Lease, except for Sections 14, 20.1, 20.2 and 21.2, whereby the “Lymans” shall mean Spencer W. Lyman and/or Carolyn Motherway Lyman.

“Lyman Descendants” means the children, grandchildren or great-grandchildren of Spencer W. Lyman or Carolyn Motherway Lyman.

“Lyman Lands” means the surface estate in, to, and respecting those lands included within the Record of Survey recorded on January 17, 1996, as Plat No. 96-1, Kuskokwim Recording District, State of Alaska, and attached in Exhibit B-1 of this Lease.

“Lyman Leasehold” means the rights, titles, and interests granted to Lyman Resources in Alaska, Inc. respecting the Real Property pursuant to the Lyman Placer Lease.

“Lyman Placer Lease” means that certain Mining Lease Agreement dated April 28, 1982, as amended on April 25, 1988 and April 25, 2012, between Calista and Lyman Resources in Alaska, Inc., respecting and affecting the Real Property, and attached in Exhibit B-2 of this Lease.

“Minerals” means any and all ores, minerals, mineral products, mineral byproducts, or mineral materials (whether classifiable as metallic, non-metallic, precious, base, industrial, or otherwise, and including but not necessarily limited to (1) the substances with respect to which rights have been granted pursuant to the Donlin Lode Lease and (2) the substances with respect to which rights have been granted pursuant to the Lyman Placer Lease).

“Nova” has the meaning ascribed to it on page one of this Lease.

“Operations” means any or all of the following activities: exploring for any or all Minerals; developing, working, mining, milling, processing, beneficiating, concentrating, extracting, leaching, treating, smelting, refining, storing, removing, transporting, or selling or otherwise disposing of any or all Minerals; conducting reclamation activities; and permitting of these and all related activities. For purposes of this Lease, Operations shall be deemed to exist and be continuing unless a period of two (2) consecutive calendar years, excluding any period of suspension pursuant to Section 24 of this Lease, passes with no Operations being conducted by Donlin or any contractor, agent, successor or assign of Donlin (excluding the Lymans).

“Party” and “Parties” have the meaning ascribed to them on page one of this Lease.

“Percentage Interest” or “Percentage Interests” have the meaning ascribed to it in the Exhibit C Form of Guaranty.

“Permits” means all of the permits, authorizations, determinations, approvals, licenses, exemptions, variances, and orders described in Exhibit F.

“Primary Term” has the meaning ascribed to it in Section 4.1 of this Lease.

“Real Property” means, collectively, (1) the Lyman Lands, (2) the Lyman Leasehold, (3) any and all rights, titles, or interests appurtenant to either thereof (including but not limited to access rights and water rights), and (4) any and all buildings, outbuildings, roads, airstrips, dams, impoundments, ditches, and other improvements of a permanent nature and fixtures that are situated upon the Lyman Lands or Lyman Leasehold on the Effective Date.

“Real Property Taxes” has the meaning ascribed to it in Section 7.1 of this Lease.

“Rent Commencement Date” has the meaning ascribed to it in Section 5.1 of this Lease.

“Secondary Term” has the meaning ascribed to it in Section 4.1 of this Lease.

“TKC” means The Kuskokwim Corporation, a consolidated Alaska Native village corporation that is the successor-in-interest by merger to, inter alia, Kipchaughpuk Limited.

Exhibit B-1
Lyman Lands

(1)	Record of Survey recorded on January 17, 1996, as Plat No. 96-1, Kuskokwim Recording District;
(2)	Grant Deed of Surface Estate dated June 7, 1994, and recorded on August 17, 1994, at Book 26, Pages 44-48, Kuskokwim Rec. Dist.;
(3)	Corrective Grant Deed of Surface Estate dated June 8, 2000, and recorded on July 21, 2000 at Book 31, pages 180-182, Kuskokwim Rec. Dist.;
(4)	Deed of Reconveyance dated October 5, 2009 and recorded on October 9, 2009 as #2009-000295-0, Kuskokwim Rec. Dist.
(5)	Permit to Appropriate Water ADL 73644 (application for Certificate of Appropriation pending)

COPIES ATTACHED

UNSURVEYED
SECTION 14
UNSURVEYED
SECTION 23
VICINITY MAP
NOTES
LEGEND
SCALE
RECORD OF SURVEY
CAROLYN & SPENCER LYMAN PROPERTY
SEWARD MERIDIAN, ALASKA
96-1

BOOK 26 PAGE 44
Kuskokwim Recording District

GRANT DEED
OF SURFACE ESTATE

For valuable consideration, receipt of which is acknowledged, THE KUSKOKWIM CORPORATION, Grantor, grants, conveys and transfers to SPENCER LYMAN and CAROLYN MOTHERWAY LYMAN, husband and wife, Grantees, as tenants in the entirety with right of survivorship, the surface estate only of the following described real property situated in the Kuskokwim Recording District, Fourth Judicial District, State of Alaska, more particularly described as:

Three parcels of land depicted on the “Field Audit Sketch” prepared by The Kuskokwim Corporation and Spencer Lyman and contained in The Kuskokwim Corporation files on “ANCSA Section 14(c)(1) File Number 241.01”, with the previously approved sketch attached as “Attachment One” to this Grant Deed, which parcels are situated within the real property described in the conveyance by which Grantor obtained its interest, being Interim Conveyance Number 776 dated December 30, 1983 and recorded in Book 17 at pages 355 through 374 in the Kuskokwim Recording District, and generally located within unsurveyed Sections 14 and 23, T 23 N, R 49 W, Seward Meridian, Alaska, being more particularly described in “Attachment Two” to this Grant Deed.

SUBJECT HOWEVER to any easements, reservations, covenants, conditions, restrictions, plat notations, patent reservations and exceptions, rights-of-way, and agreements of record.

Grantor covenants with and for the benefit of Grantees that Grantor has not conveyed the interest conveyed by this deed to any other person or entity and further covenants that Grantor has created no encumbrances on the interest conveyed by this deed.

The surface estate only is being conveyed, with no warranties as to physical condition and subject to all conditions of the property, and with no representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, concerning the property, its nature, quality or condition, the water, soil, geology, presence or absence of pollutants, environmental conditions, hazardous waste, suitability of the property for any activities, compliance of the property (or its use) with laws, rules, ordinances or regulation of any governmental authority or any other matter related to or concerning the property, all of which Grantees take subject to and from which Grantees and their successors shall indemnify, hold harmless and defend Grantor.

DATED this 7th day of June, 1994

GRANTOR:	GRANTEES:

ATTACHMENT “A”

BOOK 26 PAGE 45

Kuskokwim Recording District

THE KUSKOKWIM CORPORATION

By	/s/ MICHAEL C. HARPER	/s/ SPENCER LYMAN
	MICHAEL C. HARPER	SPENCER LYMAN
President and Chief
Executive Officer

/s/ CAROLYN MOTHERWAY LYMAN
CAROLYN MOTHERWAY LYMAN

Address of GRANTOR: 645 G Street, Suite 305 Anchorage, AK 99501	Address of GRANTEES: General Delivery Flat, Alaska 99584

STATE OF ALASKA	)
) ss.
THIRD JUDICIAL DISTRICT	)

THIS IS TO CERTIFY that on the 7th day of June, 1994, before me, the undersigned, a Notary Public in and for the State of Alaska, duly commissioned and sworn, personally appeared MICHAEL C. HARPER, known to me and known to me to be the President and Chief Executive Officer of THE KUSKOKWIM CORPORATION, the corporation that executed the foregoing document, and he acknowledged the document to be the free and voluntary act and deed of the corporation for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute the document.

/s/
Notary Public – STATE OF ALASKA
My Commission Expires: _________________________________________

STATE OF ALASKA	)
) ss.
FOURTH JUDICIAL DISTRICT	)

THIS IS TO CERTIFY that on the 27th day of May, 1994, before me, the undersigned, a Notary Public in and for the State of Alaska, duly commissioned and sworn, personally appeared SPENCER LYMAN and CAROLYN MOTHERWAY LYMAN, known to me and known to me to be the individuals named in and who executed the foregoing document, and they acknowledged to me that they signed the document freely and voluntarily, for the uses and purposes therein mentioned.

/s/
Notary Public – STATE OF ALASKA
My Commission Expires: 9-5-95

AFTER RECORDING, RETURN TO:

Spencer Lyman and Carolyn

Motherway Lyman

General Delivery

Flat, Alaska 99584

BOOK 26 PAGE 47
Kuskokwim Recording District

“ATTACHMENT TWO”

TO DEED OF TRUST

Parcel A

Commencing at the most southerly limits of the centerline of the existing airstrip identified on the “Field Audit Sketch” attached to the Grant Deed as “Attachment One”; thence, along the airstrip centerline in a northwesterly direction for 1400 feet, to the. northerly limits of the airstrip; thence, along the projected bearing of said airstrip centerline, in a northwesterly direction 50.0 feet, to a point; thence, perpendicular therefrom in a northeasterly direction 75.0 feet to Corner Number 1 and True Point of Beginning; thence, southeasterly, along a line parallel to said centerline 1500 feet to Corner Number 2; thence, southwesterly, along a line perpendicular therefrom for approximately 150 feet crossing Snow Gulch Creek to its left bank, being Meander Corner Number 3; thence northwesterly, along the meanders of the left bank of said creek for an approximate straight line distance of 1500 feet to Meander Corner Number 4; thence, northeasterly, along a line perpendicular to the centerline of said airstrip for approximately 170 feet to Corner Number 1 and True Point of Beginning, containing 6 acres more or less. Excepting therefrom those portions of this Parcel in conflict with the ANCSA Section 14(c)(1) application parcel previously approved by The Kuskokwim Corporation to be conveyed to Carolyn Motherway Lyman and/or Spencer Lyman.

Parcel B

Commencing at the intersection of the centerline of the north road and the right bank of Snow Gulch Creek as shown on the “Field Audit Sketch” attached to the Grant Deed as “Attachment One”, being Meander Corner Number 1 of this parcel and the True Point of Beginning; thence, southwesterly, along a line perpendicular to the airstrip centerline crossing the creek for 175 feet to Corner Number 2; thence, northwesterly, along a line parallel to the airstrip centerline for 825 feet to Corner Number 3; thence, northeasterly, along a line perpendicular thereto for approximately 175 feet crossing Snow Gulch Creek to its right bank, being Meander Corner Number 4; thence, southeasterly, along the meanders of the right bank of Snow Gulch Creek to Corner Number 1 and the True Point of Beginning, containing 3 acres more or less. Excepting therefrom those portions of this Parcel in conflict with Parcel A previously described above.

BOOK 26 PAGE 48
Kuskokwim Recording District

Parcel C

Commencing at the heretofore described Corner Number 1 Parcel A; thence, southeasterly along the line of Parcel A defined by Corner Number 1 to Corner 2 to a point of intersection with the actual or projected northwesterly line of the approved ANCSA 14(c)(1) claim of Carolyn Motherway and/or Spencer Lyman, being Corner Number 1 and True Point of beginning; thence northeasterly along the northwesterly line of the ANCSA 14(c)(1) claim for approximately 250 feet to its most northeasterly corner, being Corner Number 2; thence westerly along a line at a clockwise angle of 45 degrees from the northwesterly boundary of the ANCSA 14(c)(1) approved parcel to the intersection of that line with the northeasterly boundary of Parcel A, being Corner Number 3 of this Parcel C; thence southeasterly along the northeasterly boundary of Parcel A to the True Point of Beginning, containing 0.75 acres more or less.

BOOK 31 PAGE 180
Kuskokwim Recording District

CORRECTIVE GRANT DEED OF SURFACE ESTATE

Corrective Grant Deed of Surface Estate, made this 08 day of June, 2000 by THE KUSKOKWIM CORPORATION, Grantor, to SPENCER LYMAN and CAROLYN MOTHERWAY LYMAN, husband and wife, Grantees.

Recitals

A.            THE KUSKOKWIM CORPORATION, Grantor, conveyed to SPENCER LYMAN and CAROLYN MOTHERWAY LYMAN, Grantees, certain land described according to a legal description based upon a “Field Audit Sketch” by GRANT DEED OF SURFACE ESTATE dated June 7, 1994 and recorded August 17, 1994 in Book 26 at Page 44 in the records of the Kuskokwim Recording District, Fourth Judicial District, State of Alaska.

B.             The parties recognized at the time of execution of the GRANT DEED OF SURFACE ESTATE that the legal description had not been developed from an actual survey, and a corrected legal description has now been prepared (according to the “Record of Survey of Carolyn and Spencer Lyman Property within Sections 14 and 23, Township 23 North, Range 49 West, Seward Meridian, Alaska, Kuskokwim Recording District” which has been recorded the 17th day of January, 1996, as Plat 96-1, Kuskokwim Recording District, Fourth Judicial District, State of Alaska), which description the parties are hereby adopting to correct and amend the earlier description.

C.             The parties have agreed that there is included in the survey (and the Grantor will convey) an additional area totaling approximately 2.21 acres, on terms specified in other documents.

D.            The parties are executing this CORRECTIVE GRANT DEED OF SURFACE ESTATE to redescribe the property previously conveyed, to amend the prior deed and to convey additional property.

Corrective Grant Conveyance

THE KUSKOKWIM CORPORATION, Grantor, hereby conveys and grants to SPENCER LYMAN and CAROLYN MOTHERWAY LYMAN, husband and wife, Grantees, as TENANTS BY THE ENTIRETY with right of survivorship, that real property situated in the State of Alaska, Fourth Judicial District, Kuskokwim Recording District, which is more particularly described as follows:

The real property parcel described in the “Record of Survey of Carolyn and Spencer Lyman Property within Sections 14 and 23, Township 23 North, Range 49 West, Seward Meridian, Alaska, Kuskokwim Recording District” recorded the 17th day of January, 1996, as Plat 96-1, Kuskokwim Recording District, Fourth Judicial District, State of Alaska.

BOOK 31 PAGE 181
Kuskokwim Recording District

SUBJECT, HOWEVER, to any easements, reservations, covenants, conditions, restrictions, plat notations, patent reservations and exceptions, rights-of-way, and agreements of record.

Grantor covenants with and for the benefit of Grantees that Grantor has not conveyed the interest conveyed by this deed to any other person or entity and further covenants that Grantor has created no encumbrances on the interest conveyed by this deed.

The surface estate only is being conveyed, with no warranties as to physical condition and subject to all conditions of the property, and with no representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, concerning the property, its nature, quality or condition, the water, soil, geology, presence or absence of pollutants, environmental conditions, hazardous waste, suitability of the property for any activities, compliance of the property (or its use) with laws, rules, ordinances or regulation of any governmental authority or any other matter related to or concerning the property, all of which Grantees take subject to and from which Grantees and their successors shall indemnify, hold harmless and defend Grantor.

DATED this 08 day of June, 2000.

GRANTOR:	GRANTEES:

THE KUSKOKWIM CORPORATION

By	/s/ MICHAEL C. HARPER	/s/ SPENCER LYMAN
	MICHAEL C. HARPER,	SPENCER LYMAN
President and Chief
Executive Officer

/s/ CAROLYN MOTHERWAY LYMAN
CAROLYN MOTHERWAY LYMAN

STATE OF ALASKA	)
) ss.
THIRD JUDICIAL DISTRICT	)

BOOK 31 PAGE 182
Kuskokwim Recording District

THIS IS TO CERTIFY that on this 8th day of June, 2000, before me, the undersigned, a Notary Public in and for the State of Alaska, duly commissioned and sworn, personally appeared MICHAEL C. HARPER, known to me and known to me to be the President and Chief Executive Officer of THE KUSKOKWIM CORPORATION, the corporation that executed the foregoing document; and he acknowledged the document to be the free and voluntary act and deed of the corporation for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute the document.

/s/
NOTARY PUBLIC – STATE OF ALASKA
My Commission Expires: _________________________________________

STATE OF ALASKA	)
) ss.
FOURTH JUDICIAL DISTRICT	)

THIS IS TO CERTIFY that on this 12 day of July, 2000, before me, the undersigned, a Notary Public in and for the State of Alaska, duly commissioned and sworn, personally appeared SPENCER LYMAN and CAROLYN MOTHERWAY LYMAN, known to me and known to me to be the individuals named in and who executed the foregoing document, and they acknowledged to me that they signed the document freely and voluntarily, for the uses and purposes therein mentioned.

/s/
Postmaster
Flat, AK

AFTER RECORDING, RETURN TO:

Peter Bartlett

Law Offices of Peter Bartlett

425 G Street, Suite 610

Anchorage, AK 99901

Filed for Record at Request of:

AFTER RECORDING MAIL TO:
Name:	Spencer or Carolyn Lyman
Address:	PO Box 79
Crooked Creek, Alaska 99575
File No.:	B-15924 0

DEED OF RECONVEYANCE

Whereas, the indebtedness secured to be paid by the Deed of Trust executed by Spencer W. and Carolyn Motherway Lyman to First American Title successor interest to Transalaska Title Insurance Agency, Inc., as Trustee, dated June 7, 1994, recorded August 17, 1994, in the Kuskokwim Recording District, Fourth Judicial District, State of Alaska, as Book 26 Page 49 has been fully paid.

NOW THEREFORE, in consideration of the payment of said indebtedness, First American Title, as Trustee, does hereby RECONVEY, without Warranty, to the PERSON OR PERSONS ENTITLED THERETO, all of the right, title and interest now held by said Trustee in and to the property described in said Deed of Trust, described as follows:

The real property parcel described in the “Record of Survey of Carolyn and Spencer Lyman Property with in Sections 14 and 23, Township 23 North, Range 49 West, Seward Meridian Alaska, Kuskokwim Recording District.” Recorded the 17th Day of January, 1996, as Plat 96-1.

Dated: October 5, 2009,

First American Title

By:	/s/
Authorized Signor

STATE OF ALASKA	)
) ss.
THIRD JUDICIAL DISTRICT	)

THIS IS TO CERTIFY that on this Fifth day of October, 2009, before me the undersigned Notary Public, personally appeared Laura A. Downing, known to me and to me known to be the Title Manager of the corporation that executed the within instrument, and known to me to be the person who executed the within instrument on behalf of the corporation therein named and acknowledged to me that such corporation executed the same pursuant to its by-laws or a resolution of its Board of Directors.

WITNESS my hand and official seal.

/s/
Notary Public in and for Alaska
My commission expires: 10-10-09

STATE OF ALASKA
DEPARTMENT OF NATURAL RESOURCES
DIVISION OF MINING AND WATER MANAGEMENT

PERMIT
TO
APPROPRIATE WATER (AMENDED)
ADL               73644

THE STATE OF ALASKA UNDER AS 46.15, THE ALASKA WATER USE ACT, AND THE REGULATIONS ADOPTED UNDER IT, GRANTS TO:

LYMAN RESOURCES IN ALASKA, INC.

P.O. BOX 8

FLAT, AK. 99584

THE RIGHT TO DEVELOP THE FOLLOWING USE OF WATER:

SOURCE: QUANTITY: USE:	CROOKED CREEK 300.0 GAL/MIN PLACER GOLD	PRIORITY DATE: 06/14/1976 FROM: JUN 01 THRU SEP 30

THE LOCATION OF THIS WATER SOURCE IS:

THAT PORTION OF CROOKED CREEK WITHIN THE BELOW DESCRIBED PARCEL OF PROPERTY.

THE LOCATION TO WHICH THIS WATER RIGHT APPERTAINS IS:

THAT CERTAIN PARCEL OF PROPERTY LEASED TO MR. SPENCER LYMAN, A.K.A. LYMAN RESOURCES IN ALASKA, INC., BY THE CALISTA CORPORATION, LOCATED WITHIN THE S1/2 PROTRACTED SECTION 13; S1/2 PROTRACTED SECTION 14; PROTRACTED SECTION 23; W1/2, NE1/4 PROTRACTED SECTION 24; W1/2, NE1/4 PROTRACTED SECTION 26; E1/2 PROTRACTED SECTION 27; TOWNSHIP 23 NORTH, RANGE 49 WEST, SEWARD MERIDIAN, KUSKOKWIM RECORDING DISTRICT, STATE OF ALASKA.

CHANGES IN THE NATURAL STATE OF WATER ARE TO BE MADE IN THE MANNER AND ONLY FOR THE PURPOSES STATED IN THIS PERMIT. THIS PERMIT IS SUBJECT TO THE PERTINENT STATUTORY PROVISIONS IN AS 46.15, ADMINISTRATIVE REGULATIONS IN 11 AAC 93, AND THE FOLLOWING CONDITIONS:

THE HOLDER OF THIS PERMIT SHALL:

FOLLOW ACCEPTABLE ENGINEERING STANDARDS IN EXERCISING THE PRIVILEGE GRANTED EY THIS PERMIT.

PERMIT
TO
APPROPRIATE WATER (AMENDED)
ADL               73644

DEFEND AND INDEMNIFY THE STATE AGAINST AND HOLD IT HARMLESS FROM ANY AND ALL CLAIMS, DEMANDS, LEGAL ACTIONS, LOSS, LIABILITY AND EXPENSE FOR INJURY TO OR DEATH OF PERSONS AND DAMAGES TO OR LOSS OF PROPERTY ARISING OUT OF OR CONNECTED WITH THE EXERCISE OF THE PRIVILEGE GRANTED BY THIS PERMIT.

COMPLY WITH ALL APPLICABLE LAWS, REGULATIONS, AND CONDITIONS; AND KEEP CURRENT ALL NECESSARY APPROVALS REQUIRED BY OTHER STATE, FEDERAL, AND LOCAL AGENCIES.

NOTIFY THE DIVISION OF ANY CHANGE OF ADDRESS OF THE GRANTEE, TRANSFER OF ANY REAL PROPERTY IDENTIFIED IN THIS DOCUMENT, OR CHANGE IN THE WATER APPROPRIATION.

THE ISSUANCE OF THIS PERMIT MAY NOT BE USED IN ANY WAY TO PROVE OR ESTABLISH VALIDITY OF A MINING CLAIM.

ANY DISCHARGE TO STATE WATERS MADE SUBSEQUENT TO THESE WATER APPROPRIATIONS SHALL COMPLY WITH THE ALASKA WATER QUALITY STANDARDS. THIS MAY REQUIRE THE INSTALLATION AND MAINTENANCE OF SETTLING PONDS OR SIMILAR SYSTEMS TO REDUCE TURBIDITY AND SETTLEABLE SOLIDS IN THE DISCHARGES.

TAILINGS SHALL BE LEFT IN A STABLE CONFIGURATION SO AS NOT TO CONTRIBUTE TO EROSION OR SEDIMENTATION PROBLEMS IN STATE WATERS.

IF MINING OR MINERAL ENTRY IS NOT AUTHORIZED WITHIN THE AREA DESCRIBED WITHIN THIS PERMIT OR IF THE CLAIMS ARE DECLARED ABANDONED, THIS PERMIT WILL BE DECLARED NULL AND VOID.

WASTEWATER DISCHARGES SUBSEQUENT TO THIS APPROPRIATION MUST COMPLY WITH ALASKA WASTEWATER DISPOSAL REGULATIONS.

WHERE SUCTION DREDGING IS BEING DONE, THE HYDRAULIC HOSE WILL NOT BE USED FOR STRIPPING NOR DREDGING DONE IN POSTED OR OBSERVED FISH SPAWNING AREAS.

GRANTOR:	STATE OF ALASKA
DEPARTMENT OF NATURAL RESOURCES
DIVISION OF MINING & WATER MGMT.
SOUTHCENTRAL REGION
3601 C. STREET, SUITE 800
ANCHORAGE, ALASKA. 99503-5935

PERMIT
TO
APPROPRIATE WATER (AMENDED)
ADL               73644

PER 11 AAC 05.010.(A)(8)(M)
AN ANNUAL ADMINISTRATIVE SERVICE FEE SHALL BE ASSESSED ON THIS APPROPRIATION OF WATER.

IN AN EFFORT TO MEET THE STATE WATER QUALITY STANDARDS, WHERE STREAM OR LAKE WATER IS NEEDED FOR SLUICING; ONLY THE VOLUME OF WATER NECESSARY FOR THE SLUICING OPERATIONS SHALL BE DIVERTED THROUGH THE MINING AREA. ALSO, SETTLING PONDS OR AN EQUALLY OR MORE EFFECTIVE ALTERNATIVE MEANS FOR TREATING MINING WASTEWATER WILL BE EMPLOYED WHICH ALLOWS THE RECEIVING WATERS (FOR THE MINING WASTEWATER) TO MEET EPA PERMIT STANDARDS.

WITH REGARD TO THE ON-SITE STORED FUEL, WHERE THE SINGLE TANK VOLUME IS 600 GALLONS OR MORE, THE APPLICANT SHOULD PREPARE A SPCC PLAN FOR EPA. WHERE THE ON-SITE FUEL VOLUME EXCEEDS 1000 GALLONS, DEC-APPROVED INFORMATIONAL PLACARDS WILL BE POSTED.

UPON TERMINATION OF LEASE AGREEMENT BETWEEN CALISTA CORP. AND MR. SPENCER LYMAN THIS DIVISION SHALL BE NOTIFIED.

CROOKED CREEK HAS BEEN IDENTIFIED AS BEING IMPORTANT FOR THE MIGRATION, SPAWNING AND REARING OF ANADROMOUS FISHES; THEREFORE, AT ALL TIMES THAT THE WATER WITHDRAWAL SYSTEM IS OPERATING, THE MAXIMUM ALLOWABLE SCREEN MESH SIZE IS .04 INCHES (1.0 MILLIMETERS AND THE MAXIMUM WATER VELOCITY THROUGH THE SCREENED INTAKE IS 0.5 FEET PER SECOND. IN ORDER TO MEET THIS STANDARD A PUMP OPERATING AT 300 GPM WILL REQUIRE A SCREENED INTAKE BOX WITH THE DIMENSIONS 2.0 FT X 2.0 FT X 2.0 FT WITH THE INTAKE ORIFICE CENTERED IN THE BOX.

THIS 10-YEAR PERMIT EXTENSION INCLUDES THE REQUIRED 1-YEAR PERMIT IN ACCORDANCE WITH 11 AAC 93.930 TO ALLOW FOR COMMENTS REGARDING THE ADDITION OF LAND SPECIFIED IN THE MODIFIED LEASE AGREEMENT BETWEEN CALISTA CORPORATION AND LYMAN RESOURCES IN ALASKA, INC., DATED APRIL 25, 1988. THE ADDITIONAL CONTIGUOUS LANDS ARE INCLUDED IN THIS AMENDED PERMIT. IF NO OBJECTION IS FILED WITHIN THE 1-YEAR PERIOD, THIS AMENDED PERMIT CONTINUES IN FULL FORCE AND THE EXPIRATION DATE BECOMES SEPTEMBER 30, 2004.

THIS PERMIT SHALL EXPIRE ON 09/30/2004

THIS PERMIT TO APPROPRIATE WATER IS ISSUED BY AUTHORITY OF AS 46.15.080 AND 11 AAC 93.120 ON APRIL 1, 1996.

PERMIT
TO
APPROPRIATE WATER (AMENDED)
ADL               73644

APPROVED:	/s/
TITLE:	Chief, Water Resources Section.
DIVISION OF MINING AND WATER MANAGEMENT

Land Administration System	Page 1 of 5

Alaska DNR Case Detail

File Type: ADL	File Number: 73644

See Township, Range, Section and Acreage? ☒ Yes ☐ No	NEW SEARCH

File: ADL 73644	Search for Status Plat Updates

As of 04/17/2012

Customer: 000174089	LYMAN RESOURCES IN ALASKA INC PO BOX 79 CROOOKED CREEK AK 995750079

Case Type: 801 WATER RIGHTS	DNR Unit: 800 WATER
File Location: WFBX WATER MGT-FAIRBANKS
Case Status: 37 PERMIT PEND. ACTION	Status Date: 09/29/2011
Total Acres: 0.000	Date Initiated: 07/13/1982
Office of Primary Responsibility: WFBX WATER MGT-FAIRBANKS
Last Transaction Date: 10/10/2011	Case Subtype: SUR SURFACE
Last Transaction: COMMENTS COMMENTS
Meridian: S Township: 023N Range: 049W Section: 26 Section Acres: 0 Search Plats

Case Actions

Transaction: INITIATE BATCH CASE INITIATE

Transaction Date: 07-13-1982	Time: 162155	SubSystem ID: CAS
Input Date: 07-13-1982	User: BATCH	Terminal: CONV
STATUS DATE	07-29-1976
LOCATION FROM	SCDOWS	SCDO WATER SECTION
LOCATION TO	SCDOWS	SCDO WATER SECTION
CASE STATUS	11	PERMIT ISSD
OFFICE PRI RESP	WSCR	WATER-SOUTHCNTRL R
SPECIAL CODE	UKN	UNKNOWN
CUSTOMER NUMBER	126478
S 023N 049W 26
ALRU CONVERSION
Transaction: CONV CONVERTED FROM OLD LAND RECORD SYSTEM - UNVERIFIED
Transaction Date: 07-13-1982	Time: 162156	SubSystem ID: CAS
Input Date: 07-13-1982	User: BATCH	Terminal: CONV
SEE OLD SERIAL PAGE FOR MORE INFORMATION
Transaction: CFCD CASEFILE CUSTOMER DOCUMENTED

http://dnr.alaska.gov/projects/las/Case_Detail.cfm?FileType=ADL&FileNumber=73644&...4/17/2012

Land Administration System	Page 2 of 5

Transaction Date: 08-02-1986	Time: 100	SubSystem ID: CAS
Input Date: 08-02-1986	User: BATCH	Terminal: CONV
CUSTOMER NUMBER	000174089	LYMAN RESOURCES IN A
UNIT CODE	800	WATER MANAGEMENT
RELATIONSHIP CODE	10	OWNER
THIS TRANSACTION WAS GENERATED BY THE CONVERSION TO THE NEW CUSTOMER SYSTEM TO DOCUMENT THE UNIT AND RELATIONSHIP CODES
Transaction: REQPLT REQUEST DTS PLAT UPDATE
Transaction Date: 02-02-1987	Time: 85410	SubSystem ID: CAS
Input Date: 02-02-1987	User: WBWRIGHT	Terminal: NAMD
ACTION	CHG	CHANGE POINT
Transaction: TRSFR CASE TRANSFERRED
Transaction Date: 02-02-1987	Time: 92810	SubSystem ID: CAS
Input Date: 02-02-1987	User: WBWRIGHT	Terminal: NAMD
NEW REL CODE A	10	OWNER
OLD REL CODE A	10	OWNER
TRANSFEREE A CID NUMBER	167697	CALISTA CORP
TRANSFEROR A CID NUMBER	174089	LYMAN RESOURCES IN A
Transaction: PA PERMIT AMENDED
Transaction Date: 02-27-1987	Time: 72619	SubSystem ID: CAS
Input Date: 03-02-1987	User: WBWRIGHT	Terminal: NAMD
STATUS 11	11	PERMT ISSD
PERMIT SIGNED BY	GJP
Transaction REQPLT REQUEST DTS PLAT UPDATE
Transaction Date: 02-27-1987	Time: 72638	SubSystem ID: CAS
Input Date: 03-02-1987	User: WBWRIGHT	Terminal: NAMD
ACTION	CHG	CHANGE POINT
Transaction: PA PERMIT AMENDED
Transaction Date: 02-29-1988	Time: 113323	SubSystem ID: CAS
Input Date: 03-01-1988	User: LACARLSO	Terminal: NAMB
STATUS 11	11	PERMT ISSD
PERMIT SIGNED BY	E.G. BARBER, JR
300 GAL/MIN FOR PLACER GOLD. EXPIRES 1/15/90.
Transaction: PLT PLOTTED BY DTS
Transaction Date: 03-28-1989	Time: 114648	SubSystem ID: CAS
Input Date: 03-30-1989	User: NCSCLVA	Terminal: NAXP
REQUEST DATE	02-02-1987
REQUEST ACTION	CHG	CHANGE POINT
PLOT RESULT	COM	COMPLETED
PLOTTED BY	LLV
CHAINS NORTH PLOTTED	21
CHAINS WEST PLOTTED	39

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Land Administration System	Page 3 of 5

Transaction: PLT PLOTTED BY DTS
Transaction Date: 03-28-1989	Time: 114736	SubSystem ID: CAS
Input Date: 03-30-1989	User: NCSCLVA	Terminal: NAXP
REQUEST DATE	02-27-1987
REQUEST ACTION	CHG	CHANGE POINT
PLOT RESULT	COM	COMPLETED
PLOTTED BY	LLV
CHAINS NORTH PLOTTED	21
CHAINS WEST PLOTTED	39
Transaction: PA PERMIT AMENDED
Transaction Date: 12-27-1989	Time: 145647	SubSystem ID: CAS
Input Date: 12-27-1989	User: NRSCJWO	Terminal: NAMB
STATUS 11	11	PERMT ISSD
PERMIT SIGNED BY	G PROKOSCH
M/C ON NATIVE LANDS EXTENDED PERMIT TO 09/30/94
Transaction: TRSFR CASE TRANSFERRED
Transaction Date: 07-08-1993	Time: 134253	SubSystem ID: CAS
Input Date: 08-31-1993	User: NRSCCCO	Terminal: NMA6
NEW REL CODE A	10	OWNER
OLD REL CODE A	10	OWNER
TRANSFEREE A CID NUMBER	21340	LYMAN RESOURCES INC
TRANSFEROR A CID NUMBER	167697	CALISTA CORP
OWNERSHIP CHANGE PER NOTE ON BILLING RECPT THIS DATE
Transaction: CLO CLOSED
Transaction Date: 07-21-1995	Time: 85958	SubSystem ID: CAS
Input Date: 10-02-1995	User: NWRCAMO	Terminal: NARV
STATUS 40 TO 44	44	CLOSED
CLOSED BY	KML/ALM
NO RESPONSE TO 30-DAY EXP PER LETTER.
Transaction: REQPLT REQUEST DTS FLAT UPDATE
Transaction Date: 07-21-1995	Time: 90023	SubSystem ID: CAS
Input Date: 10-02-1995	User: NWRCAMO	Terminal: NARV
ACTION	DEL	DELETE POINT
FILE CLOSED 7/21/1995
Transaction: PA PERMIT AMENDED
Transaction Date: 04-01-1996	Time: 153556	SubSystem ID: CAS
Input Date: 04-22-1996	User: NWRCBKU	Terminal: X205
STATUS 11	11	PERMT ISSD
PERMIT SIGNED BY	GJP
FILE REOPENED PERMIT AMENDED TO EXTEND UNTIL 9/30/2004 ONE-YEAR

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Land Administration System	Page 4 of 5

PERMIT PER 11 AAC 93.930, IF NO OBJECTIONS; EXPIRES 9/30/2004
Transaction: REQPLT REQUEST DTS PLAT UPDATE
Transaction Date: 04-22-1996	Time: 153227	SubSystem ID: CAS
Input Date: 04-22-1996	User: NWRCBKU	Terminal: X205
ACTION	ADD	ADD POINT
CHAINS: N21 W39 SECTION 27, T23N, R49W, SM. PERMIT ISSUED.
Transaction: OFF OFFICE OF PRIMARY RESPONSIBILITY CHANGED
Transaction Date: 04-29-2004	Time: 104919	SubSystem ID: CAS
Input Date: 04-29-2004	User: NWRCLCA	Terminal: X3HT
OLD CODE	WANC	WATER MGT-ANCHORAGE
NEW CODE	WFBX	WATER MGT-FAIRBANKS
DATA ENTERED BY	LC
MINING FILE ASSIGNED TO FAIRBANKS OFFICE
Transaction: BENE STATEMENT OF BENEFICIAL USE RECEIVED
Transaction Date: 09-29-2011	Time: 74353	SubSystem ID: CAS
Input Date: 10-03-2011	User: NWRCKPL	Terminal: X5XO
DATA ENTERED BY	KP
STATEMENT OF BENEFICIAL USE RECEIVED ON SEPT. 29, 2011
Transaction: PMTREV PERMIT UNDER REVIEW FOR AMENDMENT
Transaction Date: 09-29-2011	Time: 74456	SubSystem ID: CAS
Input Date: 10-03-2011	User: NWRCKPL	Terminal: X5XO
STATUS 37	37	PERMIT PEND. ACTION
AUTHORIZED BY	KP
STATEMENT OF BENEFICIAL USE RECEIVED ON SEPT. 29, 2011 IN THE ANCHORAGE OFFICE. WILL SEND TO FAIRBANKS WHERE FILE IS LOCATED.
Transaction: COMMENTS COMMENTS
Transaction Date: 10-10-2011	Time: 164035	SubSystem ID: CAS
Input Date: 10-10-2011	User: NWRCCCU	Terminal: X409
SBU FORM RECEIVED AT FAIRBANKS OFFICE
PRIVATE MINING LEASE A6226

Legal Description

THAT PORTION OF CROOKED CREEK WITHIN THE BELOW DESCRIBED PARCEL OF PROPERTY.

THE LOCATION TO WHICH THIS WATER RIGHT APPERTAINS IS:

http://dnr.alaska.gov/projects/las/Case_Detail.cfm?FileType=ADL&FileNumber=73644&...4/17/2012

Land Administration System	Page 5 of 5

THAT CERTAIN PARCEL OF PROPERTY LEASED TO MR. SPENCER LYMAN, A.K.A. LYMAN RESOURCES IN ALASKA, INC., BY THE CALISTA CORPORATION, LOCATED WITHIN THE S1/2 PROTRACTED SECTION 13; S1/2 PROTRACTED SECTION 14; PROTRACTED SECTION 23; W1/2, NE1/4 PROTRACTED SECTION 24; W1/2, NE1/4 PROTRACTED SECTION 26; E1/2 PROTRACTED SECTION 27, TOWNSHIP 23 NORTH, RANGE 49 WEST, SEWARD MERIDIAN, KUSKOKWIM RECORDING DISTRICT, STATE OF ALASKA.

End of Case Detail

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